UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 11, 2016
(Date of earliest event reported)

FEDERATED NATIONAL HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14050 N.W. 14th Street, Suite 180 Sunrise, FL	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (954) 581-9993

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        Federated National Holding Company (the “Company”), through its Board of Directors, has undertaken a comprehensive review and update of its corporate governance and executive compensation practices.  This review and update reflects the Company's significant growth, both in revenues and market capitalization, in recent years and reflects recent developments in corporate governance and executive compensation practices.  In that regard, the Company and its Chief Executive Officer and President, Michael H. Braun, have agreed to amend his Second Amended and Restated Employment Agreement dated as of January 18, 2012, as amended (the “Employment Agreement”), to require a “double trigger” for the payment of a change-in-control severance payment under the Employment Agreement and to eliminate Mr. Braun’s automobile allowance.

The foregoing description of the amendments to Mr. Braun’s Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the amendment, a copy of which is attached to this Current Report as Exhibit 10.1.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)	Amendment to Bylaws

Also in connection with the Board of Director’s review and update of the Company’s corporate governance practices, the Board of Directors has approved, effective July 11, 2016, amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”), as follows:

•	Article II, Section 1 of the Bylaws is amended to clarify that annual meetings of shareholders shall be held on such date and at such time and place as may be approved by the Board of Directors.

•	Article II, Section 7 of the Bylaws is amended to provide that in an uncontested election of directors, a director who is unopposed shall be elected if the votes cast for the election of such director by the shareholders represented at the meeting and entitled to vote on the election of such director exceed the votes cast opposing the election of such director. In a contested election of directors, a director whose election is opposed by one or more other candidates shall be elected if such director receives a plurality of the votes cast.

The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the amendment to the Bylaws, a copy of which is attached to this Current Report as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amendment to Amended and Restated Bylaws of Federated National Holding Company

10.1	Amendment No. 2 dated July 11, 2016 to Second Amended and Restated Employment Agreement dated as of January 18, 2012, as amended, between Federated National Holding Company and Michael H. Braun

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED NATIONAL HOLDING COMPANY

Date: July 11, 2016	By: /s/ Michael H. Braun
Name: Michael H. Braun
Title: Chief Executive Officer and President (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to Amended and Restated Bylaws of Federated National Holding Company

10.1	Amendment No. 2 dated July 11, 2016 to Second Amended and Restated Employment Agreement dated as of January 18, 2012, as amended, between Federated National Holding Company and Michael H. Braun